UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):October 26, 2009

CEDAR SHOPPING CENTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On October 26, 2009, the Company entered into a Securities Purchase Agreement (the “SPA”) with RioCan Holdings USA Inc. (the “Purchaser”) and RioCan Real Estate Investment Trust, providing for, among other matters, the sale by the Company to the Purchaser of 6,666,666 shares of Common Stock of the Company at a price of $6.00 per share and the grant of a Warrant to purchase 1,428,570 shares of Common Stock of the Company. The Warrant will be exercisable for a two year period at a price of $7.00 per share.

Pursuant to the SPA, the Company’s Board of Directors agreed to waive the prohibition contained in the Company’s Articles of Incorporation with respect to any person owning more than 9.9% of the Company’s outstanding Common Stock so as to permit the Purchaser to acquire up to 16% of the Company’s outstanding Common Stock. The Purchaser has agreed that for a period of three years after closing, except as otherwise provided in the SPA, it will not without the prior consent of the Company’s Board of Directors (a) acquire, directly or indirectly, any additional securities of the Company, (b) directly or indirectly or through any other person, solicit proxies with respect to securities under any circumstance or become a “participant” in any “election contest” relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Securities Exchange Act of 1934); provided, that Purchaser may vote its shares in any manner it deems appropriate; (c) deposit any securities in a voting trust, or subject any securities to a voting or similar agreement; (d) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for the Company’s securities made by any other person or entity without the prior approval of the Company, or engage in any proxy solicitation or any other activity with any other person or entity relating to the Company without the prior approval of the Company; or (e) take any action alone or in concert with any other person to acquire or change the control of the Company or participate in any group that is seeking to obtain or take control of the Company.

Under the SPA, the Company has agreed with the Purchaser that, subject to certain exceptions, it will not issue any new shares of Common Stock unless it offers to the Purchaser the right to purchase its pro rata portion of such new securities. This right will end when the Purchaser owns less than 9.9% of the Common Stock of the Company.

Pursuant to the SPA, the Purchaser has the right to designate one person to be a director of the Company and has designated Rags Davloor, its CFO, to be a director. The Board of Directors of the Company has approved Mr. Davloor as a director to be effective upon closing of the SPA.

Within one year after the closing, the Company has agreed to register for resale under the Securities Act of 1933 the shares of Common Stock to be acquired by the Purchaser, together with shares of Common Stock issuable upon exercise of the Warrant, pursuant to a registration rights agreement in the form attached as an exhibit to the SPA. The Purchaser has agreed that without the prior consent of the Company it will not sell, assign, transfer or otherwise dispose of the shares of Common Stock or Warrant acquired pursuant to the SPA for a period of one year, subject to certain exceptions.

RioCan Real Estate Investment Trust has guaranteed the performance of the Purchaser’s obligations under the SPA.

Closing under the SPA is subject to the satisfaction of various conditions, including approval of the listing of the shares of Common Stock on the New York Stock Exchange, and is expected to occur within two weeks.

On October 26, 2009, the Company also entered into an agreement regarding purchase of partnership interests (the “Purchase Agreement”) with the Purchaser to form a joint venture with respect to seven supermarket-anchored properties presently owned and managed by the Company. The Company will hold a 20% interest in the joint venture and the Purchaser will acquire the remaining 80% interest. The properties consist of supermarket-anchored shopping centers in Connecticut, Massachusetts and Pennsylvania. Closing for all but two of the properties are subject to receipt of lender consents to the transfer of properties to the joint venture. Closings of the joint venture arrangements are expected to be completed in the first quarter of 2010, except for two properties that are expected to close in November 2009.

The Company expects to receive approximately $100 million in net cash proceeds from the sale of the common stock and the seven properties to the joint venture. The net proceeds will be used to reduce amounts outstanding under the Company’s secured revolving credit facility for stabilized properties and secured revolving credit facility for development properties.

In addition to the above described transactions, the Company and the Purchaser have agreed to enter into 80% Purchaser and 20% Company joint ventures to acquire primarily supermarket-anchored shopping centers in the northeastern United States during the next two years in amounts anticipated at up to $500 million. Related to the future acquisitions, the Company has granted to the Purchaser a right of first refusal for two years in the same joint venture format on primarily supermarket-anchored properties and other properties in excess of 50,000 square feet to be acquired by the Company in the states of New York, New Jersey, Pennsylvania, Massachusetts, Connecticut, Maryland and Virginia.

In both the existing and future joint ventures, the Company will provide property management, leasing, construction management and financial management services at standard rates. The Company will also be entitled to certain fees on acquisitions, dispositions, financings and refinancings.

The foregoing descriptions are summaries of the SPA and Purchase Agreement and are qualified in their entirety by reference to the SPA and Purchase Agreement that are filed hereto as Exhibits 10.1 and 10.2.

Item 2.06  Material Impairments.

As the result of entering into the Purchase Agreement with the Purchaser summarized in Item 1.01 of this Form 8-K relating to the formation of a joint venture with respect to seven supermarket anchored properties presently owned and managed by the Company, effective October 26, 2009, the Company has determined that the joint venture transaction should be treated as a “sale” for accounting purposes and, accordingly, will be recording a charge for impairment that it presently estimates will be $23 million.  This amount is subject to adjustment after the final determination of the ultimate sales price of the seven properties and final determination of costs and expenses.  This charge results from the sale of the seven properties to the joint venture at a sales price that is less than the carrying amounts of such assets on the books of the Company.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to Item 1.01 for a description of the sale of shares of Common Stock and a Warrant to the Purchaser. The consideration to be received by the Company will be $39,999,996 in cash. The sale will be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 based on representations and warranties of the Purchaser contained in the SPA. The proceeds from this sale will be used to repay amounts outstanding under the Company’s stabilized credit facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of October 26, 2009, by and among the Company, Cedar Shopping Centers Partnership L.P., RicoCan Holdings USA Inc. and RioCan Real Estate Investment Trust.
10.2	Agreement regarding purchase of Partnership Interests dated October 26, 2009 between the Company and RioCan Holdings USA Inc.
99.1	Press release issued by the Company on October 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 30, 2009

CEDAR SHOPPING CENTERS, INC.

By:	/s/ Leo S. Ullman
Leo S. Ullman
Chairman of the Board, President and CEO

Exhibit Index

Exhibit No.	Description
10.1	Securities Purchase Agreement dated as of October 26, 2009, by and among the Company, Cedar Shopping Centers Partnership L.P., RicoCan Holdings USA Inc. and RioCan Real Estate Investment Trust.
10.2	Agreement regarding purchase of Partnership Interests dated October 26, 2009 between the Company and RioCan Holdings USA Inc.
99.1	Press release issued by the Company on October 26, 2009.